SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 5, 1997



                           CENTRAL MAINE POWER COMPANY
             (Exact name of registrant as specified in its charter)




          Maine               1-5139                      01-0042740
(State of Incorporation)      (Commission                 (IRS Employer
                              File Number)                Identification Number)




                      83 Edison Drive, Augusta, Maine 04336
                (Address of principal executive offices) (zip code)



       Registrant's telephone number, including area code: (207) 623-3521




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Item 1 through Item 4.  Not applicable.

Item 5. Other Events.

(a) Maine regulatory proceeding pursuant to utility restructuring legislation. As previously reported, pursuant to the 1997 Maine legislation providing for restructuring the electric utility industry in Maine, the Maine Public Utilities Commission ("MPUC") has initiated a proceeding that will determine the Company's stranded costs, corresponding revenue requirements and stranded-cost charges to be charged by it when it becomes a transmission-and-distribution utility, and has scheduled completion of the proceeding for the second half of 1998. On December 5, 1997, the Company filed direct testimony in the proceeding estimating its future revenue requirements as a transmission-and-distribution utility and providing an updated estimate of its strandable costs, which are to be defined by the MPUC later in the proceeding. The Company estimated its strandable costs at approximately $1.2 billion. The estimate was developed without consideration of the Company's own generating assets, which are in the process of being sold by auction in 1998. The Company's strandable costs could be mitigated to some extent by the results of the sale. In its estimate of strandable costs the Company used a methodology consistent with that used by the MPUC in its earlier announced estimate. The Company cannot predict the results of the proceeding.

(b) Formation of holding company. On December 8, 1997, the Company filed an application with the MPUC for authorization to create a holding company that would have as subsidiaries the Company, the Company's existing non-utility subsidiaries and other entities. The Company believes that a holding company structure will facilitate the Company's transition to a partially deregulated electricity market that provides open access to electricity for Maine consumers beginning on March 1, 2000. Competing as an electric energy provider in that market as of that date will require the creation of an energy company that is legally separate from the Company.
Creation of an affiliated energy marketing affiliate is proposed in the MPUC filing.

The Company's application to the MPUC also requests approval of the creation of a limited liability company in which a proposed new subsidiary of the holding company would hold a fifty percent membership interest to participate in the natural gas distribution business in Maine, with the remaining fifty percent interest being held by New York State Electric & Gas Corporation ("NYSEG") or its affiliate. The Company and NYSEG have entered into an agreement to pursue the development of a gas distribution business to serve Maine consumers who do not have access to gas service.

The proposed holding company formation must also be approved by federal regulators, including the Securities and Exchange Commission and the Federal Energy Regulatory Commission, and by the holders of the Company's common stock and 6% Preferred Stock. The Company intends to take steps to pursue these approvals.

Item 6 through Item 9.  Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                      CENTRAL MAINE POWER COMPANY



                       By ________________________________
                       D. E. Marsh
                       Chief Financial Officer

Dated:  December 9, 1997